Exhibit 3.5

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Certificate of Limited Partnership

(15 Pa.C.S. § 8511)

Name			Document will be returned to the name and address you enter to the left.

Address

City	State	Zip Code

Fee:  $125

In compliance with the requirements of 15 Pa.C.S. § 8511 (relating to certificate of limited partnership), the undersigned, desiring to form a limited partnership, hereby certifies that:

1.              The name of the limited partnership (may contain the word  “company”, or “limited” or “limited partnership” or any abbreviation):

GLP Capital, LP

2.              The (a) address of the limited partnership’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)         Number and Street                        City                         State                   Zip                              County

(b)         Name of Commercial Registered Office Provider                                                                      County

c/o: CT Corporation System                                                                                                                   Dauphin

3.  The name and business address of each general partner of the partnership is:

Name	Address
Gaming and Leisure Properties, Inc.	825 Berkshire Boulevard, Wyomissing, PA 19610

4.   Check, and if appropriate complete, one of the following:

☒  The formation of the limited partnership shall be effective upon filing this Certificate of Limited Partnership in the Department of State.

☐ The formation of the limited partnership shall be effective on:		at		.
	Date		Hour

5.  The specified effective date, if any is:

month         date                year             hour, if any

IN TESTIMONY WHEREOF, the undersigned general partner(s) of the limited partnership has (have) executed this Certificate of Limited Partnership this

12th day of March, 2013.

Gaming and Leisure Properties, Inc., the general partner

/s/ Peter M. Carlino, Chief Executive Officer and President
Signature

Signature

Signature